UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 11, 2009 (Date of earliest event reported)

Milacron Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08485	31-1062125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4165 Half Acre Road, Batavia, Ohio		45103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 536-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01

Entry into a Material Definitive Agreement

On March 11, 2009, Milacron Inc. and certain of its subsidiaries (collectively, the “Company”) entered into a debtor-in-possession credit agreement (the "DIP Term Loan Facility") with certain affiliates of Avenue Capital Group and certain funds and/or accounts managed by  DDJ Capital Management LLC, in substantially the form attached to the commitment letter filed as Exhibit 10.02 to the Current Report on Form 8-K that the Company filed on March 11, 2009 (the “March 11th 8-K”).  The description of the DIP Term Loan Facility set forth under Item 1.01 of the March 11th 8-K is incorporated herein by reference.  A copy of the DIP Term Loan Facility is filed herewith as Exhibit 10.01 to this Current Report on Form 8-K.

Also on March 11, 2009, the Company acknowledged and agreed to recognize that certain Intercreditor Agreement dated as of March 10, 2009 (the “Intercreditor Agreement”) between General Electric Capital Corporation (the “ABL Agent”) and DDJ Capital Management, LLC (the “Term Agent”).  The Intercreditor Agreement sets forth the seniority and priority of the respective liens on the Company’s assets created by the DIP Term Facility and the $55 million Credit Agreement with General Electric Capital Corporation (the  "DIP Revolving Credit Facility")(which is described in the March 11th 8-K).  A copy of the Intercreditor Agreement is filed herewith as Exhibit 10.02 to this Current Report on Form 8-K.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 above is incorporated by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

                                                      Description of Exhibit

10.01

$80 Million Senior Secured Superpriority Priming Debtor-In-Possession Credit Facility dated as of March 11, 2009, among Milacron Inc., Avenue Investments, L.P., and DDJ Capital Management, LLC

10.02

Intercreditor Agreement dated March 10, 2009, between General Electric Capital Corporation and DDJ Capital Management, LLC and acknowledged and agreed to by Milacron Inc. and certain subsidiaries.

10.03

Senior Secured, Super Priority Debtor-In-Possession Credit Agreement dated as of March 11, 2009, among Milacron Inc., certain of its subsidiaries and General Electric Capital Corporation [CORRECTS COPY FILED WITH MARCH 11th 8-K]

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

Date: March 17, 2009 By:	/s/John C. Francy
Name: John C. Francy
Title: Vice President-Finance, Chief Financial Officer and Treasurer